NEWS RELEASE
September 30, 2019

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES ACQUISITION OF
STATE BANK CORP. IN LAKE HAVASU CITY, ARIZONA

KALISPELL, MONTANA (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (“Glacier” or the “Company”) (NASDAQ: GBCI) today announced the signing of a definitive agreement to acquire State Bank Corp. (“SBC”) (OTC Pink: SBAZ), the bank holding company for State Bank of Arizona, a community bank headquartered in Lake Havasu City, Arizona. The combined entity will operate as Foothills Bank, continuing its over 20 years of serving Arizona communities. The acquisition marks Glacier’s 23rd announced acquisition since 2000 and its 12th announced transaction in the past seven years. State Bank of Arizona provides banking services to individuals and businesses in Arizona with ten banking offices located in Bullhead City, Cottonwood, Kingman, Lake Havasu City, Phoenix, Prescott Valley and Prescott. As of June 30, 2019, State Bank of Arizona had total assets of $678.6 million, total loans of $413.6 million and total deposits of $592.0 million.

The boards of Glacier and SBC unanimously approved the transaction, which is subject to regulatory approval and other customary conditions of closing. The definitive agreement provides that upon closing of the transaction, SBC shareholders are to receive 0.3706 shares of Glacier stock and $1.69 in cash for each SBC share. Based on the closing price of $40.43 for Glacier shares on September 27, 2019, the transaction would result in an aggregate value of $135.3 million, or $16.67 per share. Upon closing of the transaction, which is anticipated to take place late in the Fourth Quarter 2019 or early in the First Quarter 2020, State Bank of Arizona will merge into Glacier’s Foothills Bank Division and will expand Glacier’s franchise footprint in Arizona.

“We are excited about our acquisition of State Bank Corp. and its combination with our Foothills Bank Division, as it establishes a leading community bank in Arizona. This acquisition is consistent with our history of adding high quality community banks to our proven banking model. State Bank Corp. has an experienced team of dedicated employees, deep market knowledge and strong customer relationships. Additionally, State Bank Corp.’s low cost relationship based deposits enhances the overall funding profile of our Arizona franchise,” stated Randy Chesler, Glacier's President and Chief Executive Officer.

The transaction will be immediately accretive to Glacier's earnings per share, excluding one-time transaction-related expenses.

Brian M. Riley, President and CEO of State Bank Corp., commented, “We are very pleased to announce a partnership with Glacier Bancorp. Glacier’s community banking model and historic track record of success will seamlessly enhance and expand the banking experience for our customers. We are excited to join the Glacier team and look forward to the opportunities and benefits this combination will bring to our clients, employees, and shareholders.”

Glacier management will review additional information regarding the transaction on a conference call beginning at 9:00 a.m. Mountain Time on Tuesday, October 1, 2019. The call may be accessed by dialing (877) 561-2748 and the conference ID is 9678248. A slide presentation to accompany management’s commentary may be accessed from Glacier’s September 30, 2019 Form 8-K filing with the SEC or at http://www.snl.com/IRW/Docs/1023792.

Glacier was advised in the transaction by Keefe, Bruyette & Woods, A Stifel Company as financial advisor and Miller Nash Graham & Dunn LLP as legal counsel. State Bank Corp. was advised by D.A. Davidson & Co. as financial advisor and Hogan Lovells US LLP as legal counsel.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank of Bozeman (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com.

Forward-Looking Statements

This news release includes forward-looking statements which describe management's expectations regarding future events and developments such as the benefits of the business combination transaction involving Glacier and State Bank Corp., continued success of Glacier’s style of banking and the strength of the local economies in which Glacier operates. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Glacier’s public filings, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on Glacier than expected and adversely affect Glacier’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (3) costs or difficulties related to the integration of acquisitions are greater than expected; or (4) legislation or regulatory requirements or changes adversely affect the businesses in which Glacier is engaged.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving GBCI and SBC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed merger transactions, GBCI will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that will include a Proxy Statement of SBC and a Prospectus of GBCI, as well as other relevant documents concerning the proposed transaction. Shareholders of SBC are urged to read carefully the Registration Statement and the Proxy Statement/Prospectus included therein regarding the proposed merger transactions when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about GBCI, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from GBCI at www.glacierbancorp.com under the tab “SEC Filings” or by requesting them in writing or by telephone from GBCI at: Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, ATTN: Corporate Secretary; Telephone (406) 751-7706.

GBCI and SBC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SBC in connection with the proposed merger transactions. Information about the directors and executive officers of GBCI is set forth in the proxy statement for GBCI’s 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement/Prospectus included in the Registration Statement and other relevant documents regarding the proposed merger transactions filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.